Exhibit 99.1

RENNOVA HEALTH, INC. ANNOUNCES REVERSE STOCK SPLIT

WEST PALM BEACH, Fla. (August 3, 2020) – Rennova Health, Inc. (OTC: RNVA) (OTC: RNVAW), today announced that effective at 5:00 pm, Eastern Time, on July 31, 2020 (the “Effective Time”), the Company effected a 1 for 10,000 reverse stock split of its outstanding common stock. The Company’s common stock will open for trading on Monday, August 3, 2020, on a post-split basis under the temporary trading symbol “RNVAD”. The trading symbol will revert to “RNVA” after 20 business days.

As a result of the reverse stock split, every 10,000 shares of the Company’s common stock issued and outstanding on the Effective Time were consolidated into one issued and outstanding share, except to the extent that the reverse stock split resulted in any of the Company’s stockholders owning a fractional share, which fractional share will be in that case paid in cash. In connection with the reverse stock split, there was no change in the nominal par value per share of $0.0001.

Trading of the Company’s common stock will continue on a split-adjusted basis under a new CUSIP number. Based on the number of shares outstanding on July 31, the reverse stock split reduced the number of shares of the Company’s common stock outstanding from approximately 9.9 billion pre-reverse split shares to approximately 990,000 post-reverse split.

All outstanding preferred shares, stock options, warrants, and equity incentive plans immediately prior to the reverse stock split generally were appropriately adjusted by dividing the number of shares of common stock into which the preferred shares, stock options, warrants and equity incentive plans were exercisable or convertible by 10,000 and multiplying the exercise or conversion price by 10,000, as a result of the reverse stock split.

The Company has retained its transfer agent, Computershare Inc., to act as its exchange agent for the reverse stock split. Computershare will provide stockholders of record as of the Effective Time a letter of transmittal providing instructions for the exchange of their stock certificates. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

The reverse stock split was approved by the directors of the Company on July 22, 2020, pursuant to a resolution adopted by written consent of the holders of the majority of the total voting power of the Company’s securities on May 7, 2020.

About Rennova Health, Inc.

Rennova operates three rural hospitals and a physician’s office in Tennessee and a rural clinic in Kentucky, and provides industry-leading diagnostics and supportive software solutions to healthcare providers. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury

561-666-9818

ssainsbury@rennovahealth.com

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